UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2025

C2 Blockchain,Inc.

(Exact name of registrant as specified in its charter)

NV	000-56340	87-2645378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12818 SW 8th St., Unit #2008

Miami, FL 33184

(Address of principal executive offices)

888-437-3432

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

“We,” “Us,” “Our,” “C2 Blockchain,” and “The Company” refer to C2 Blockchain, Inc.

Safe Harbor Statement

This Current Report on Form 8-K contains only factual disclosures regarding the Company’s recent financing transactions disclosed herein. However, any future press releases, investor communications, or subsequent filings may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2025, C2 Blockchain, Inc. (the “Company”) entered into multiple material financing arrangements, as described below.

Quick Capital, LLC Note Purchase Agreement and Convertible Promissory Note

On July 22, 2025, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with Quick Capital, LLC, a Wyoming limited liability company (“QC”), pursuant to which the Company issued a convertible promissory note in the principal amount of $55,555.56 (the “QC Note”).

The QC Note carries a one-time guaranteed interest charge of $6,666.67 (equivalent to 12%), includes an original issue discount of $5,555.56, and allocates $3,000.00 for QC’s legal fees, resulting in net proceeds to the Company of $47,000.00.

The QC Note matures on or about April 22, 2026 (nine months after the issue date) and is convertible at QC’s option into shares of the Company’s common stock at a conversion price selected by QC, which may be either:

-A fixed conversion price of $0.01, or

-65% of the lowest trading price of the Company’s common stock during the 20 trading days prior to conversion (the “Variable Conversion Price”).

The Company shall include on any registration and/or offering statement subsequently filed with the SEC, including without limitation any offering statement on Form 1-A, all Conversion Shares and all Warrant Shares for resale by Quick Capital, LLC (the “Buyer”). In addition to all other remedies available at law, in equity, or under this Agreement or any other Transaction Documents, failure to comply with this obligation shall result in liquidated damages of $20,000.00 being immediately due and payable to the Buyer, at the Buyer’s election, in the form of a cash payment.

In the event of default, the QC Note accrues interest at a rate of 24% per annum or the maximum rate permitted by law, whichever is less. The QC Note also contains standard adjustments for stock splits, dividends, recapitalizations, and includes anti-dilution protections.

In connection with the Purchase Agreement, the Company also issued to QC a warrant resulting in the issuance of 2,777,778 warrant shares at an exercise price of $.02 per share with a 5 year term equivalent to 100% warrant coverage, entitling QC to purchase shares of common stock equal to 100% of the principal amount of the QC Note. The Company covenants that while the Note and/or Warrant remain outstanding, the Company will reserve from its authorized and unissued Common Stock, three times (300%) of the number of shares of Common Stock, free from pre-emptive rights, that would be issuable upon full, unconditioned conversion of the Note and exercise of the Warrant calculated on the basis of the conversion price and exercise price, respectively, in effect as the Closing Date, which such reserved amounts shall be increased by the Company from time to time in accordance with its obligations under such Securities. In addition to all other rights in this Agreement and the Note, in the event that on any date (the “Reserve Depletion Date”) the Company does not have available enough authorized shares of Common Stock to satisfy any conversion request regarding the Note, or exercise of the Warrant, the Company shall repay all outstanding amounts owed under the Note in full within sixty (60) days of the Reserve Depletion Date.

The QC Note and the related securities were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Coventry Enterprises LLC Securities Purchase Agreement and Promissory Note

On July 22, 2025, the Company entered into a Securities Purchase Agreement with Coventry Enterprises LLC, a Delaware limited liability company (“Coventry”), pursuant to which the Company issued a promissory note in the principal amount of $200,000.00 (the “Coventry Note”).

The Coventry Note includes $20,000.00 of guaranteed interest, and was issued with an original issue discount of $20,000.00 and $10,000.00 allocated to legal documentation fees, resulting in gross proceeds to the Company of $170,000.00.

The Coventry Note is repayable in 12 equal monthly installments of $18,333.33 beginning on August 22, 2025, and maturing on July 22, 2026.

The Company shall issue ten million (10,000,000) shares of its restricted common stock (in book entry form) to Coventry Enterprises LLC (“Coventry”) as commitment stock (the “Commitment Stock”). If the Company repays all of its obligations in full and in accordance with the terms of the Promissory Note, and was never in default during the term of the Note (independently of any cure period), then Coventry shall, within ten (10) calendar days thereafter, return five million (5,000,000) of the Commitment Stock shares to the Company’s treasury for cancellation.

The Company shall include on any registration and/or offering statement subsequently filed with the SEC, including without limitation any offering statement other than a registration statement on Form S-8 or S-4, all Commitment Stock, Conversion Shares, and any shares issuable upon conversion of the Promissory Note (collectively, the “Shares”) for resale by Coventry Enterprises LLC, notwithstanding that Coventry may rely on another exemption, including Rule 144, to sell such Shares.

The Company shall reserve thirty million (30,000,000) shares of its common stock for issuance to Coventry upon conversion of the Promissory Note.

The Coventry Note is not convertible under ordinary circumstances, but provides Coventry the option to convert the outstanding balance into shares of common stock solely upon an event of default. In such event, the initial conversion price is equal to 102% of the lowest per-share trading price during the twenty (20) trading day period prior to the conversion date (the “Calculated Conversion Price”). The note also provides that if the Company conducts a lower-priced equity financing within 90 days of such conversion, Coventry may elect to apply the lower price (the “Alternative Conversion Price”) in place of the Calculated Conversion Price, or receive additional shares to reflect the difference.

Coventry Enterprises LLC Equity Line Agreement

The Company entered into a Common Stock Purchase Agreement (the “Equity Line Agreement”) with Coventry Enterprises LLC, pursuant to which Coventry committed to purchase up to $10,000,000.00 of the Company’s common stock over a 36-month period beginning on the effective date of the registration statement required under the agreement.

-Under the Equity Line Agreement, the Company may deliver drawdown notices from time to time, in amounts up to the lesser of:

a. $250,000 per drawdown,

b. No more than 200% of the average daily trading volume (based on dollar value) over the preceding 10 business days; and

c. Only to the extent that such purchase would not cause Coventry’s beneficial ownership to exceed 4.99% of the Company’s outstanding common stock.

-The purchase price per share will be the lesser of:

a. 80% of the lowest trading price of the Company’s common stock during the 20 trading days prior to the closing date of the applicable drawdown; or

b. The effective price per share of any equity security issued by the Company at a lower price within the 30 business days prior to the drawdown notice.

As an inducement to Coventry Enterprises LLC (“Coventry”) entering into this Equity Line Agreement, the Company shall, as of the date of this Agreement and for no additional consideration, issue to Coventry an aggregate of five million (5,000,000) shares of Common Stock (the “Commitment Shares”). Upon issuance, the Commitment Shares shall be duly authorized, fully paid, and non-assessable. In lieu of delivering a physical certificate for the Commitment Shares, the Company shall cause its transfer agent to record such shares in electronic book entry format on its books and records and shall provide Coventry with a statement documenting such notation.

The Company shall include on any registration and/or offering statement subsequently filed with the SEC, including without limitation any offering statement other than a registration statement on Form S-8 or S-4, all Commitment Shares for resale by Coventry Enterprises LLC, notwithstanding that Coventry may rely on another exemption, including Rule 144, to sell such shares.

The Equity Line Agreement references the following: 1) “Commitment Period” shall mean the thirty-six (36) months immediately following the initial date of effectiveness of the S-1 Registration Statement.

2) “Transaction Documents” shall mean this Agreement and all schedules and exhibits hereto and thereto, including, but not limited to, the Registration Rights Agreement by and between the Parties of even date herewith, attached hereto as Exhibit B.

3) IV.9.REGISTRATION RIGHTS.

Except as set forth on Schedule 4.9, in the Registration Rights Agreement by and between the Parties of even date herewith, attached hereto as Exhibit B, no Person (other than the Investor) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

4) Schedule 4.9 – Registration Rights

5) DEPOSITING SHARES. In the event that the investor cannot deposit the shares for any reason, for example the Stock is not “DWAC Eligible”, the price is too low or it is subject to a “DTC chill,” the Drawdown will be delayed until the shares can be deposited.

No Registration Rights Agreement has been made available to the Company as of the filing date of this Form 8-K.

The descriptions of the Quick Capital, LLC Note Purchase Agreement and Convertible Promissory Note, Coventry Enterprises LLC Securities Purchase Agreement and Promissory Note, Coventry Enterprises LLC Equity Line Agreement collectively, (the “Agreements”) contained in this Item 1.01 are summaries and do not purport to be complete. The full terms of each Agreement may be requested from the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference. The Company’s obligations under the convertible promissory note issued to Quick Capital, LLC and the promissory note issued to Coventry Enterprises LLC each constitute direct financial obligations. The Equity Line Agreement does not create an immediate financial obligation, but provides the Company with the right to sell shares to Coventry at its discretion, subject to the terms and limitations of the agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference. The convertible promissory note and warrants issued to Quick Capital, the restricted shares issued to Coventry in connection with the Coventry Note, and the shares to be issued under the Equity Line Agreement were offered and sold in private placements in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. All investors are accredited investors, and the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2 Blockchain, Inc.

Dated: July 30, 2025

By: /s/ Levi Jacobson

Levi Jacobson

Chief Executive Officer